CONTRACT OF PURCHASE AND SALE

     This Contract of Purchase and Sale (the "Contract") is made and entered into this 31st day of December, 1994, by and between Green Oaks Associates, Inc. a Utah corporation ("GOIA") and Kahler Management Corporation, a Minnesota corporation ("Management").

                            RECITALS:

     WHEREAS, GOIA is the owner of a lessee's interest in a parcel of real property located in the City of Fort Worth, County of Tarrant, State of Texas, upon which has been constructed a hotel commonly known as the Green Oaks Inn and Conference Center (the "Hotel");

     WHEREAS, GOIA and the Kahler Corporation, a Minnesota corporation ("Kahler") entered into an Option Agreement dated July 28, 1994;

     WHEREAS, Kahler has assigned over to Management its rights in the Option Agreement to acquire the interest of GOIA;

     WHEREAS, for the consideration and upon and subject to the terms, provisions and conditions hereafter set forth, GOIA agrees to sell and convey to Management and Management agrees to purchase from GOIA all of its rights, obligations, title and interest in and to the lessee's interest, the Hotel and any other real or personal property or entitlements utilized in connection with the Hotel; and

     WHEREAS, in connection with the operation of the Hotel, the following documents were assigned to GOIA (i) a Ground Lease dated January 28, 1965 executed by and between Mary Leonard, as Lessor and Green Oaks Corporation as Lessee as subsequently amended, modified and assigned (the"Ground Lease"); (ii) a Management Agreement dated June 30, 1990 executed by and between GOIA and Kahler (the "Management Agreement"); (iii) a Renewal Promissory Note in the principal amount of $9,000,000.00 dated November 25, 1986 (the "Note"); (iv) a Deed of Trust dated February 6, 1985 securing the Note (the "Deed of Trust");
(v) Modification Agreement dated November 25, 1986 ("Modification Agreement"); and (vi) the Loan Agreement (the "Loan Agreement") dated February 6, 1985 executed by and between GOIA successor by merger of Kahler Green Oaks Inn, Inc. and Dallas Federal Savings and Loan Associates; (vii) Security Agreement dated February 6, 1985 (the "Security Agreement"); (viii) Pledge and Security Agreement and Assignment of Deed of Trust dated April 28, 1992 (the "Pledge"),
(ix) Estoppel Certificate dated May 4, 1992 ("Estoppel Certificate"), Amendment to Agreements to Extend Due Date dated November 30, 1993 ("Amendment") and Amendment to agreements to Extend Due Date dated December 30, 1994
("Amendment II"). A dispute exists between GOIA and Kahler as to the amount due on the Note item (iii) above.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree to enter into this Contract on the terms and conditions herein after set forth.

      1.   THE SALE

          On the Closing Date (hereinafter defined) and at the Closing (hereinafter defined), GOIA shall sell, convey, assign, transfer and set over its entire interest in the Hotel to Management, free and clear of all claims, encumbrances, rights and reservations of any kind or nature, except for the obligations of GOIA pursuant to and under: (a) the Ground Lease, (b) the Management Agreement, (c) the Note, (d) the Deed of Trust (e) Modification Agreement, (f) Loan Agreement, (g) Security Agreement, (h) Pledge, (i) Estoppel Certificate, (j) all third party contracts, claims and obligations of the Hotel,
(k) all trade payables of the Hotel incurred in ordinary course of business of the Hotel whether incurred before or after the Closing Date, (l) Amendment and Amendment II and (m) all other obligations of GOIA pursuant to and incurred in connection with the Agreement, including, but not limited to, any employees of the Hotel. The items listed as (a) through (m) of this Paragraph 2 are hereinafter referred to as the "Exceptions". At the Closing: (A) Management shall assume and agree to perform the obligations of GOIA under, pursuant to and in connection with the Exceptions and (B) Management shall pay to GOIA the Purchase Price (hereinafter defined).

     2.   CONSIDERATION-PURCHASE PRICE:

          In consideration of GOIA's transfer of its interest in the Hotel to Management, Management agrees to (i) assume GOIA's obligations under, pursuant to, and in connection with, the Exceptions, including any arrears that might be connected with the Note, and (ii) pay to GOIA at Closing, the sum of $237,500.00 less the amount paid for granting the option plus interest (the "Purchase Price"). The Purchase Price shall be paid by cashier's or certified check, or by immediately usable United States funds, wire to a bank account designated by GOIA.

     3. CONTINGENCIES. The obligation of GOIA and Management under this Agreement are contingent upon the following:

     (a) Representations and Warranties. The representations and warranties of GOIA contained in this Agreement must be true now and on the Closing Date as if made on the Closing Date.

     (b) Performance of Obligations. GOIA must have performed all of the obligations required to be performed under this Agreement, as and when required by this Agreement.

     (c) Representations and Warranties. The representations and warranties of Management contained in this Agreement must be true now and on the Closing Date as if made on the Closing Date.

     (d) Performance of Obligations. Management must have performed all of the obligations required to be performed under this Agreement, as and when required by this Agreement.

     The foregoing conditions precedent are imposed for the benefit of GOIA and Management and as such may only be waived by GOIA and Management by their execution of a written document specifically waiving any of said conditions precedent.

     4.   CLOSING AND EFFECTIVE DATE.

          4.1  Closing

           The date of closing (the "Closing Date") will be December 30, 1994. The closing will take place at such place as may be agreed upon by the parties. The Closing Date shall in no event occur later than December 31, 1994. GOIA and Management shall pay one-half of each of the following costs: escrow, filing and recording fees (the "Closing Costs") incurred in connection with the consummation of the transaction contemplated herein, and GOIA and Management shall each be responsible for its own attorneys' fees and any other consultants retained by such party.

          4.2  Effective Date.

          The effective date of this Agreement and the sale is December 31, 1994.

     5.   HOTEL OBLIGATIONS:

          5.1 From and after the date of this Contract and through the Closing Date, Management agrees that GOIA will have no further obligation to fund any capital contributions to the Hotel.

          5.2 Management acknowledges and agrees that (i) GOIA has fulfilled all of its obligations under the Agreement; and (ii) except as set forth herein, GOIA has no further obligations under the Agreement.

          5.3 On the Closing Date, Kahler and Management agree to release and indemnify GOIA from all further obligations under the Agreement or in connection with the Hotel or any obligations of the Hotel. The parties acknowledge and agree that the amount of any balance due on the Note is in dispute but since all liability on the Note is assumed by Kahler this Note and the Indemnity (Exhibit
A) operate as a complete settlement of disputes between the parties as to the
amount due on the Note.   Kahler and Management shall execute and deliver the
form of release and indemnity set forth in Exhibit A attached hereto. Such release and indemnity shall be effective from and after the Closing Date and shall survive the Closing:

     6.   CLOSING DOCUMENTS.

          At the Closing:

          6.1  Delivery by GOIA.

               GOIA shall execute and/or deliver:

          6.1.1 An Assignment and Assumption Agreement, in form and substance as is attached hereto as Exhibit B, pursuant to which GOIA shall assign its entire interest in the Hotel.

          6.1.2 A quit-claim deed form GOIA, as grantor, to Management, as grantee, in form and substance as is attached as Exhibit C, conveying to Management all of GOIA's right, title and interest, if any, in and to the real property owned by GOIA.

          6.1.3 A Bill of Sale from GOIA to Management conveying interest in the furniture, fixtures and equipment, tangibles and easements.

          6.1.4  An Amendment to Agreements to Extend Due Date.

          6.2  Delivery by Management.

               Management shall execute and/or deliver:

               6.2.1 An Assignment and Assumption Agreement, in form and substance as is attached hereto as Exhibit B, pursuant to which Management shall assume and agree to perform the obligations of Management pursuant to, under an in connection with the Exceptions;

               6.2.2  A Release and Indemnity, in the form of Exhibit A;

               6.2.3 A Business Name Application (the "application"), executed by Management putting third parties on notice that Management is the sole owner in the Hotel;

               6.2.4  The Purchase Price.

          6.3  Deliveries by Both Parties.

               6.3.1 Each of the parties shall execute and deliver to or in favor of the other, such other and further agreements, documents and instruments as may be reasonably required to carry into effect the terms, provisions and conditions of this Contract, and to effect the transaction contemplated hereby. The provisions of this paragraph 6.3.1 shall survive the Closing.

     7.   REPRESENTATIONS AND WARRANTIES.

          7.1 By GOIA. In order to induce Management to enter into this Agreement and to consummate the transaction contemplated hereby, GOIA warrants and represents to Management that:

          (a) GOIA is a corporation duly organized and in good standing under the laws of the State of Utah, and is authorized to do business in Texas;

          (b) GOIA is the owner of the lessee's interest in the Ground Lease in the Hotel, and except for the Exceptions, GOIA has not encumbered or in any way transferred its interest in the Hotel.

          (c) GOIA has full power and authority to enter into this Contract and to consummate the transaction contemplated hereby and the entity or persons executing this Contract on behalf of GOIA, have bene duly authorized to do so; and

          (d) the execution, deliver and performance by GOIA of this Contract and all documents which are contemplated by this Contract do not conflict with or result in a violation of GOIA's Articles or By-laws or any judgment, order or decree or any court or arbiter to which GOIA is a party.

          7.2 By Management. In order to induce GOIA to enter into this Agreement and to consummate the transaction contemplated hereby, Management warrants and represents to GOIA that:

          (a) Management is a corporation duly organized and in good standing under the laws of the State of Minnesota and is authorized to do business in Texas;

          (b) Management has full power and authority to enter into this Contract and to consummate the transaction contemplated hereby and the persons executing this Contract on behalf of Management have bene duly authorized to do so;

          (c) The execution, delivery and performance by Management of this Contract and all documents which are contemplated by this Contract do not conflict with a result in a violation of any agreement, contract, judgment, order or decree of any court or arbiter to which Management is a party or subject to.

     8.   FEDERAL AND STATE FILINGS:

          From and after the Closing Date, Management shall be solely responsible for compliance with the federal, state and local filing requirements relating to the Hotel, including, but not limited to, any and all tax filings.

     9.   SURVIVAL.

          The representations and warranties set forth in Paragraphs 7.1 and
7.2 and all subparagraphs therein shall survive the closing.

     10.  NOTICES.

          Any notice required or permitted to be given by any party upon the other is given in accordance with this Contract if it is personally mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, postage prepaid, property addressed as follows:

     If to GOIA:         Green Oaks Associates, Inc.
                         American Tower I Suite 550
                         77 West 200 South
                         Salt Lake City, UT 84101
                         Attn:  John Dahlstrom

     If to Kahler:       The Kahler Corporation
                         20 Second Avenue SW
                         Rochester, MN 55902
                         Attn:  President

     If to Management:   Kahler Management Corporation
                         20 Second Avenue SW
                         Rochester, MN 55902
                         Attn: Treasurer

Each such mail notice is given to the party to which addressed on the date it is deposited in the United States registered or certified mail, return receipt requested, postage prepaid, properly addressed in the manner above provided.
Any party may change its address for the service of notice by giving written notice of such change to the other parties, in the manner above specified, ten days prior to the effective date of such change.

     12.  ASSIGNMENT.

          This Contract may not be assigned.

     13.  CAPTIONS.

          The paragraph headings or captions appearing in this Contract are for convenience only, are not an interpreting of this Contract.

     14.  ENTIRE AGREEMENT; MODIFICATION

          This written Contract constitutes the complete agreement between the parties and supersedes any prior oral or written agreements between the parties regarding the Property. There are no verbal agreements that change this Contract and no waiver of any of its terms will be effective unless in a writing executed by the parties.

     15.  BINDING EFFECT.

          This Contract binds and benefits the parties and their successors and assigns.

     16.  CONTROLLING LAW.

          This Contract has been made under the laws of the State of Texas, and such laws will control its interpretation.


     17.  REMEDIES.

          Any party may, if it has performed all of its obligations under this Contract, seek and recover from another party specific performance of this Contract or damages for nonperformance of this Contract, provided, however, that such nondefaulting party has given the defaulting party ten days prior written notice of default.

     The parties have executed this Contract as of the date first above written.

     GOIA:               Green Oaks Associates, Inc.,
                         a Utah corporation

                         By __John Dalstrom_____________________________


     MANAGEMENT:         Kahler Management Corporation
                         a Minnesota corporation.


                         By __Steven R Stenhaug______________________________

                         Its _Sr VP and Treasurer______________________________

                         By __Michael J. Quinn______________________________

                         Its _Sr VP and Secretary______________________________

     The undersigned hereby consents to the assignment of that certain Property Management Agreement dated June 30, 1990 by an between the Green Oaks Associates, Inc. and The Kahler Corporation.

                         The Kahler Corporation
                         a Minnesota corporation

                         By __Michael J. Quinn_____________________________

                         Its _Sr. VP and Secretary_____________________________